Exhibit 32.1

Certification Pursuant to 18 U.S.C. Sec. 1350

(Section 906 of the Sarbanes – Oxley Act of 2002)

In connection with the filing by TravelCenters of America LLC (the “Company”) of the Quarterly Report on Form 10-Q for the period ended September 30, 2010 (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

1.               The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 8, 2010	/s/ Thomas M. O’Brien
Thomas M. O’Brien
President and Chief Executive Officer

/s/ Andrew J. Rebholz
Andrew J. Rebholz
Executive Vice President, Chief Financial Officer and Treasurer